Exhibit 99.1

Mace Security International, Inc. Announces Appointment of John J. McCann as Chief Executive Officer

HORSHAM, Pa.--(BUSINESS WIRE)--December 19, 2011--Mace Security International, Inc. ("Mace” or the “Company”) (OTCQB: MACE) announced that John J. McCann has been appointed as the Company’s Chief Executive Officer, effective when he reports to work between January 3, 2012 and January 10, 2012. Mr. Michael Smith, the Company's current interim Chief Executive Officer, has notified the Company that he will resign as interim Chief Executive Officer and a director of the Company effective January 2, 2012.

Mr. McCann has over 20 years experience and demonstrated success in the consumer products industry. From 2009 to the present, Mr. McCann has been the President and Chief Executive Officer of Fitness Quest, Inc., a privately owned company that distributes and markets home exercise and fitness products, where he managed all aspects of its operations while introducing new and innovative products. During 2002 to 2009, Mr. McCann was President and Chief Executive Officer of Saeco USA, Inc., a privately owned company that distributes and markets coffee brewing appliances.

Richard A. Barone, Mace’s Chairman of the Board, stated, “we are excited to have Mr. McCann join our effort to position Mace as the premier company of choice in personal defense. He brings to us both experience and superior marketing skills as well as an understanding of how the Mace brand can be a powerful engine in the Company’s future growth.” Mr. Barone went on to comment on interim CEO, Michael Smith. “In four short months, Mike has done an extraordinary job to prepare Mace for 2012 and beyond. He has managed costs, aligned priorities and built consensus among the Company’s management team. Because of Mike, Mace is now prepared to aggressively move forward.” Additionally, the Board is announcing that Mr. Smith has agreed to remain on at Mace as a consultant for a period of six months.

In August, Mace received funding through a rights offering to shareholders and an investment by Merlin Partners, LP. With the funding from the rights offering and the right sizing of the Company under the leadership of Mr. Smith, Mace enters 2012 with a strong working capital position, virtually no debt, and a management team focused on achieving profitability and shareholder value.

About Mace

Mace Security International, Inc. (OTCQB:MACE) is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name Mace®, and the owner and operator of a wholesale central monitoring station. Mace’s web site is www.mace.com

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, our ability to compete with competitors, dilution to shareholders, and limited capital resources. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, and management's opinions, projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should also be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

CONTACT:
Mace Security International, Inc.
Gregory M. Krzemien, Chief Financial Officer
267-317-4009
greg@mace.com